UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2015

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 31, 2015, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing pursuant to a Securities Purchase Agreement (the “SPA”) and two Convertible Promissory Notes in the aggregate principal amount of $59,360 (the “Notes”) with Adar Bays, LLC (“Adar Bays”). The Notes bear interest at the rate of 8% and must be repaid on or before November 26, 2015 and March 26, 2016. The Notes may be converted by Adar Bays at any time after the date of issuance into shares of Company common stock at a conversion price equal to 58% of the market price (as determined in the Notes). One of the Notes is secured by a collateralized secured promissory note issued by Adar Bays to the Company. The SPA and Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

On March 26, 2015, the Company issued 70,000,000 shares of Company common stock to satisfy the conversion of $25,200 of a convertible note payable with Auctus Private Equity Fund, LLC. The issuance of the shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was pursuant to a convertible note payable which was negotiated directly between the investor and the Company.

The total number of outstanding shares of common stock of the Company as of March 26, 2015 after the above described issuance is 1,522,902,139.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.29	Securities Purchase Agreement dated March 26, 2015 with Adar Bays, LLC
10.30	Convertible Promissory Note dated March 26, 2015 with Adar Bays, LLC
10.31	Back-End Convertible Promissory Note with Adar Bays, LLC
10.32	Adar Bays, LLC Collateralized Secured Promissory Note dated March 26, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.
/s/ Ben Chang
Dated: April 3, 2015	By:	Ben Chang
Ben Chang Chief Executive Officer

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